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                            G-III APPAREL GROUP, LTD.


                                  For:  G-III Apparel Group, Ltd.

                                        Contact: Investor Relations
                                        James Palczynski
                                        (203) 222-9013

                                        G-III Apparel Group, Ltd.
                                        Wayne S. Miller, Chief Financial Officer
                                        (212) 403-0500


     G-III APPAREL GROUP, LTD. ANNOUNCES SECOND QUARTER FISCAL 2004 RESULTS

           --NET SALES INCREASE TO $45.3 MILLION FROM $40.0 MILLION--

        --OPERATING PROFIT INCREASES TO $4.8 MILLION FROM $1.4 MILLION--

        -- DILUTED NET INCOME PER SHARE INCREASES TO $0.37 FROM $0.08 --


         New York, New York - September 4, 2003 -- G-III Apparel Group, Ltd. (Nasdaq: GIII) today announced operating results for the second quarter of fiscal 2004.

         For the three-month period ended July 31, 2003, G-III reported net sales of $45.3 million and net income of $2.7 million, or $0.37 per diluted share, compared to net sales of $40.0 million and net income of $576,000, or $0.08 per diluted share, during the comparable period last year.

         For the six-month period ended July 31, 2003, G-III reported net sales of $64.0 million and net income of $91,000, or $0.01 per diluted share, compared to net sales of $52.7 million and a net loss of $3.6 million, or $0.54 per diluted share, during the comparable period last year.

         Morris Goldfarb, G-III's Chief Executive Officer, said, "We are very pleased to report a strong second quarter, with strong operating margins. Our profit growth was driven by continued strength in our sports apparel business, which saw both significant new accounts as well as increased penetration. The sportswear component of our sports apparel business attained higher gross margins compared to our other businesses".

         Mr. Goldfarb continued, "We believe, based on feedback from customers with regard to our product assortment and a good order book, we are well positioned for the fall season."

         Also today, G-III Apparel Group issued guidance for the fiscal year ending January 31, 2004. For the fiscal year, the Company is forecasting net sales of approximately $220 million and diluted net income per share between $1.10 and $1.15.


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ABOUT G-III APPAREL GROUP, LTD.

         G-III Apparel Group, Ltd. is a leading manufacturer and distributor of leather and non-leather outerwear and apparel under our own labels, licensed labels and private labels. Company-owned labels include, among others, Black Rivet, Colebrook, Siena Studio and G-III. The Company has fashion licenses with Kenneth Cole, Nine West, Timberland, Cole Haan, Jones Apparel, Sean John, Bill Blass and James Dean and sports licensing agreements with the National Football League, National Hockey League, National Basketball Association, Major League Baseball and more than 50 universities nationwide.

                  Statements concerning the Company's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors include, but are not limited to, reliance on foreign manufacturers, the nature of the apparel industry, including changing customer demand and tastes, reliance on licensed product, seasonality, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this release






                           (FINANCIAL TABLE TO FOLLOW)


















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G-III APPAREL GROUP, LTD.                                          PAGE: 3
SECOND QUARTER RESULTS OF FISCAL 2004


                   G-III APPAREL GROUP, LTD. AND SUBSIDIARIES
                                  (NASDAQ:GIII)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                            Three Months Ended                  Six Months Ended
                                                         7/31/03            7/31/02        7/31/03            7/31/02
                                                         -------            -------        -------            -------
Net sales                                             $        45,299    $      40,022    $    64,011       $    52,713
Cost of sales                                                  29,618           29,209         43,976            40,997
                                                      ---------------    -------------    -----------       -----------
Gross profit                                                   15,681           10,813         20,035            11,716
Selling, general and administrative expenses                   10,844            9,453         19,603            16,967
                                                      ---------------    -------------    -----------       -----------
Operating profit (loss)                                         4,837            1,360            432            (5,251)
Interest and financing charges, net                               230              396            278               521
                                                      ---------------    -------------    -----------       -----------
Income (loss) before income taxes                               4,607              964            154            (5,772)


Income tax expense (benefit)                                    1,889              388             63            (2,179)
                                                      ---------------    -------------    -----------       -----------
Net income (loss)                                     $         2,718    $         576    $        91       $    (3,593)
                                                      ===============    =============    ===========       ===========
Basic net income (loss) per common                    $          0.40    $        0.09    $      0.01       $     (0.54)
       Share                                          ===============    =============    ===========       ===========

Diluted net income (loss) per common share            $          0.37    $        0.08    $      0.01       $     (0.54)
                                                      ===============    =============    ===========       ===========

Weighted average shares outstanding:

      Basic                                                 6,879,920        6,714,200      6,877,909         6,708,383
      Diluted                                               7,385,396        7,379,809      7,325,347         6,708,383

BALANCE SHEET DATA (IN THOUSANDS):                                                 At July 31, 2003    At July 31, 2002
                                                                                   ----------------    ----------------

    Working Capital                                                                      $47,480           $42,957
    Cash                                                                                     434               360
    Inventory                                                                             59,393            60,645
    Total Assets                                                                         115,017           115,135

    Outstanding Borrowings                                                                33,298            39,971

    Total Shareholders' Equity                                                           $55,874           $51,234



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